UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 18, 2006

                               GRIFFON CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         Delaware                     1-6620                    11-1893410
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
     of Incorporation)              File Number)          Identification Number)


      100 Jericho Quadrangle
         Jericho, New York                                        11753
(Address of Principal Executive Offices)                        (Zip Code)

                                 (516) 938-5544
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.        Entry into a Material Definitive Agreement.

Amendment to CEO Employment Agreement

     On July 18, 2006, Griffon Corporation (the "Company") entered into Amendment No. 2 (the "Amendment") to the Employment Agreement between the Company and Harvey R. Blau, dated July 1, 2001, as amended on August 8, 2003 (the "Employment Agreement"). Mr. Blau is the Chief Executive Officer and Chairman of the Board of the Company.

     The purpose of the Amendment was in part to bring the severance provisions of the existing agreement into compliance with new Section 409A of the Internal Revenue Code ("Section 409A") and clarify some existing ambiguities. Section 409A applies to arrangements that provide for the payment of deferred compensation on or after January 1, 2005. The Amendment was effective as of July 18, 2006 and includes the following material terms:

     o The definition of change in control has been modified to relate to the acquisition of 35% of the voting power of the Company, replacing the prior 20% threshold.

     o Severance payments to Mr. Blau on a change in control would become payable in lump sum upon such change in control, irrespective of whether Mr. Blau's employment with the Company is terminated upon such change in control. Except as otherwise provided below, the amount of severance payable upon a termination is not altered by this Amendment and remains as previously provided in the Employment Agreement.

     o A provision has been added that payments due to a separation from service (other than due to death or a change in control) must be delayed at least six months if such payments would otherwise result in additional taxation under Section 409A.

     o Under the Employment Agreement, the Company is obligated to provide Mr. Blau with lifetime medical benefits after his termination of service. In event that these benefits would become subject to a tax under Section 409A after two years, then, pursuant to the Amendment, Mr. Blau will forego such benefits after two years and receive instead a lump sum payment equal to the foregone economic benefit.

     o Clarifications have been made to the definition of retirement, the determination of the severance payment (to include the consideration of partial year bonuses and other compensation), and the events upon which the post-termination consulting services would commence.

     The above is a brief summary of the Amendment and does not purport to be complete. Reference is made to the Amendment for a full description of its terms, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.


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Severance Agreement with Vice President

     On July 18, 2006, the Company entered into a Severance Agreement with Patrick L. Alesia, Vice President, Treasurer and Secretary of the Company (the "Severance Agreement"). The Severance Agreement is for an initial term of two years, subject to automatic renewal unless a party gives 120 days prior written notice to the other of non-renewal; notwithstanding the foregoing, the Severance Agreement shall not terminate if a change in control occurs during the term of the Severance Agreement. During the term of the Severance Agreement, Mr. Alesia has agreed to continue to perform his regular duties as an executive of the Company.

     The Severance Agreement provides that if within 24 months of a change in control (as defined in the Severance Agreement and summarized below) of the Company, Mr. Alesia's employment with the Company is terminated by the Company without Cause or by Mr. Alesia for Good Reason (as such terms are defined in the Severance Agreement), then Mr. Alesia will be entitled to, among other things, a lump sum payment of 2.5 times his base salary plus the average of the bonuses received by Mr. Alesia in the prior three fiscal years. If any payments or benefits payable to Mr. Alesia would be subject to the excise tax under Section 280G of the Internal Revenue Code (the "Code"), then such portion of Mr. Alesia's payments would be forfeited so that no such excise tax would be incurred. All benefits payable under the Severance Agreement will be subject to the mandatory six-month payment delay under Section 409A of the Code, if applicable at the time of payment. Mr. Alesia has agreed to a non-competition provision that extends for 24 months post-termination.

     Change of control is defined in the Severance Agreement to include, among other things, the acquisition by a person or entity of more than 35% of the voting securities of the Company, the current Board of Directors no longer constituting a majority of the Board (directors approved by 2/3 of the Board will be considered a part of the current Board), and certain merger or sale of assets transactions.

     The above is a brief summary of the Severance Agreement and does not purport to be complete. Reference is made to the Severance Agreement for a full description of its terms, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amendment to Supplemental Executive Retirement Plan

     On July 18, 2006, the Supplemental Executive Retirement Plan of the Company was amended (as amended, the "Plan"). In part, the amendment to the Plan serves to bring the provisions of the Plan into compliance with Section 409A and to clarify existing ambiguities. The amendment to the Plan became effective as of July 18, 2006 and includes the following material terms:

     o The definition of change in control has been modified to relate to the acquisition of 35% of the voting power of the Company, replacing the prior 30% threshold.


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


     o A change in control resulting from a change in the composition of the Board of Directors would only occur if the nomination of the replacement Board members were not approved by a majority of the current members. Previously, under the terms of the Plan, a change in control would occur upon a change for any reason in the majority of the Board of Directors over any two year period.

     o Payments upon a change in control will be made in a lump sum upon the change in control. The Plan originally provided for lump sum payment of benefits only following a termination during the period commencing 30 days prior to a change in control and ending one year after the change in control.

     o Payments that are to be made due to a separation from service (other than due to death or a change in control) must be delayed at least six months to certain key employees.

     o Clarifications have been made to the calculation of the benefits under the Plan to include consideration of partial year bonuses in the Plan's benefit formula and in the definition of present value (to require the use of more current mortality assumptions).

     The above is a brief summary of the amendment to the Plan and does not purport to be complete. Reference is made to the Plan for a full description of its terms, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.


Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment No. 2 to Employment Agreement, dated July 18, 2006, between the Company and Harvey R. Blau.

10.2   Severance Agreement, dated July 18, 2006, between the Company and Patrick
       L. Alesia.

10.3   Supplemental Executive Retirement Plan (as amended through July 18,
       2006).


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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GRIFFON CORPORATION


                              By:  /s/ Patrick L. Alesia
                                   ---------------------------------------------
                                   Patrick L. Alesia
                                   Vice President, Treasurer and Secretary


Date:   July 21, 2006


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                                  Exhibit Index

10.1 Amendment No. 2 to Employment Agreement, dated July 18, 2006, between the Company and Harvey R. Blau.

10.2 Severance  Agreement,  dated July 18, 2006, between the Company and Patrick
     L. Alesia.

10.3 Supplemental Executive Retirement Plan (as amended through July 18, 2006).